UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2008

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) and (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2008, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) appointed Joseph J. Euteneuer to the position of Executive Vice President and Chief Financial Officer.  A copy of the press release announcing the same is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  Mr. Euteneuer replaces John W. Richardson who, as previously announced, is leaving Qwest.

Mr. Euteneuer, 53, served as Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc., a satellite radio provider, from June 2002 until September 2008 after it merged with SIRIUS Satellite Radio, Inc. Prior to joining XM, Mr. Euteneuer held various management positions at Comcast Corporation and its subsidiary, Broadnet Europe.  Mr. Euteneuer holds a bachelor’s degree from Arizona State University.

On September 12, 2008, the Compensation Committee also approved Mr. Euteneuer’s compensation package.  Mr. Euteneuer will receive an annual base salary of $660,000, a target annual bonus of 150% and an annual flexible benefit payment of $50,000.  For 2008, Mr. Euteneuer will receive a guaranteed minimum bonus of approximately $300,000.  The Compensation Committee may increase this amount in its discretion.

Mr. Euteneuer received the following equity awards on September 12, 2008:

Stock options	1,056,000
Restricted stock	489,000
Performance shares	176,000

These equity awards were granted under our Equity Incentive Plan.  The stock options have an exercise price of $3.76.  The stock options and restricted stock vest ratably over 3 years and vest immediately upon death, disability or a change in control.  The performance shares vest at the end of a performance period if Mr. Euteneuer remains employed by us over that period.  The performance period began on September 12, 2008, and ends on the earlier of September 11, 2011, or the closing of a change in control.  The performance shares also vest immediately upon death or disability.  Payout under the performance shares can range from 0% to 200% depending on our relative total shareholder return (“TSR”) over the performance period as compared to a group of our peers in the telecommunications industry.  TSR is measured generally as the increase or decrease in the market value of common stock including the reinvestment of dividends.  Mr. Euteneuer can elect to receive payout under the performance shares in the form of shares of our common stock or cash.

Mr. Euteneuer is also entitled to severance benefits, including:

•                  If we terminate Mr. Euteneuer’s employment without cause or he terminates his employment for good reason, we will pay him (i) an amount equal to 1½ times his annual base salary, payable over an 18-month period and (ii) a lump-sum amount equal to 1½ times his target annual bonus, payable at the end of the 18-month period.  We will also pay Mr. Euteneuer’s premiums for continuing health care coverage under COBRA for up to 18 months.

•                  If we terminate Mr. Euteneuer’s employment without cause or he terminates his employment for good reason, in either case within 2 years following a change in control, we will pay him an amount equal to 2.99 times his annual base salary, plus 2.99 times his target annual bonus.

In addition, on September 12, 2008, the Compensation Committee approved an amendment to the severance agreement between us and Paula Kruger, our former Executive Vice President – Mass Markets.  As previously announced, Ms. Kruger left Qwest on August 19, 2008.  The amendment provides that we will pay up to $20,000 for outplacement services for Ms. Kruger through December 31, 2009.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the documents filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, which documents are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter, dated September 12, 2008, from Qwest to Joseph J. Euteneuer.

10.2	Severance Agreement, dated September 12, 2008, by and between Qwest Communications International Inc. and Joseph J. Euteneuer.

10.3	Forms of Option, Restricted Stock and Performance Share Agreements used under Equity Incentive Plan, as Amended and Restated.

10.4	Amendment to Severance Agreement by and between Qwest Corporation and Paula Kruger.

99.1	Press Release dated September 15, 2008.

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE:	September 15, 2008	By:	/s/ STEPHEN E. BRILZ
		Name:	Stephen E. Brilz
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter, dated September 12, 2008, from Qwest to Joseph J. Euteneuer.

10.2	Severance Agreement, dated September 12, 2008, by and between Qwest Communications International Inc. and Joseph J. Euteneuer.

10.3	Forms of Option, Restricted Stock and Performance Share Agreements used under Equity Incentive Plan, as Amended and Restated.

10.4	Amendment to Severance Agreement by and between Qwest Corporation and Paula Kruger.

99.1	Press Release dated September 15, 2008.